EXHIBIT 10.1


                                OPTION AGREEMENT

THIS AGREEMENT made as of the 21st day of October, 2000

BETWEEN:

                           GERRY DIAKOW,
                           ------------
                           of 1537 - 54th Street, Tsawwassen, British Columbia

                           (the "Optionor")
                                                               OF THE FIRST PART

AND:

                           CASCADIA CAPITAL CORPORATION,
                           ----------------------------
                           of Suite 880, 50 West Liberty Street, Reno,
                           Nevada, 89501 USA

                           (the "Optionee")
                                                              OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of certain mineral claims located in the Liard Mining Division of British Columbia (the "Property").

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the Property, subject to the Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $20.00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1. For the purposes of this Agreement, the following words and phrases shall have the following meanings, namely:

         (a)      Commencement of Commercial Production" means:

                  (i) if a Mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the Mill processed ore from the Property at 60 percent of its rated concentrating capacity; or

                  (ii) if no Mill is located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but no period of time during which ore or concentrate is shipped from the Property for testing purposes, and no period of time during which milling operations are undertaken as initial tune-up, shall be taken into account in determining the date of Commencement of Commercial Production;

         (b)      "Exploration Expenditures" means the sum of:

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                  (i)      all  costs  of  acquisition  and  maintenance  of the
                           Property,    all    exploration    and    development
                           expenditures  and all  other  costs and  expenses  of
                           whatsoever  kind  or  nature  including  those  of  a
                           capital   nature,   incurred  or  chargeable  by  the
                           Optionee   with  respect  to  the   exploration   and
                           development of the Property and the placing of the Property into commercial production, and

                  (ii) as compensation for general overhead expenses which the Optionee will incur, an amount equal to 10% of all amounts included in subparagraph (i) in each year except costs of fixed assets and costs and expenditures paid by the Optionee under any contract involving payments by it in excess of $100,000 in the year, and 5% of all other amounts included in subparagraph (i) in each year;

         (c) "Option" means the option to acquire a 100% undivided interest in and to the Property as provided in this Agreement;

         (d) "Option Period" means the period during the term of this Agreement from the date hereof to and including the date of exercise or termination of the Option;

         (e) "Property" means the mineral claims described in Schedule "A" and all mining leases and other mining interests derived from any such claims. Any reference to any mineral claim comprised in the Property includes any mineral leases or other interests into which such mineral claim may have been converted;

         (f) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production;

         (g) "Royalty" means the amount of royalty from time to time payable to the Optionor hereunder and as defined in Schedule "B" attached hereto.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

2.       (a)      The Optionor represents and warrants to the Optionee that:

                  (i) he is legally entitled to hold the Property and the Property Rights and will remain so entitled until all interest of the Optionor in the Property (other than the Royalty, if any) has been duly transferred to the Optionee as contemplated hereby;

                  (ii) he is and at the time of each transfer to the Optionee of mineral claims comprised in the Property he will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, except as noted on Schedule "A", and no taxes or rentals are due;

                  (iii) the mineral claims comprised in the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule "A" and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names in Schedule "A";


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                  (iv)     there is no adverse claim or challenge  against or to
                           the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionor is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Optionor, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A";

                  (v) no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

         (b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

3.       (a)      The Optionee represents and warrants to the Optionor that:

                  (i) it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

                  (iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in or constitute a default under or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject; and

                  (iv) no proceedings are pending for and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

         (b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in this section shall survive the execution hereof.


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GRANT AND EXERCISE OF OPTION

4.       (a)      The  Optionor  hereby  grants  to the  Optionee  the  sole and exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule
                  "A".

         (b)      The Option shall be fully exercised by the Optionee:

                  (i)      paying the Optionor the sum of $50,000 as follows:

                           (A)      $25,000 on or before December 31, 2001; and

                           (B) an additional $25,000 on or before December 21, 2002.

                  (ii) allotting and issuing to the Optionor a total of 1,000,000 fully paid and non-assessable common shares in the capital of the Optionee as follows:

                           (A)      100,000  shares  at a deemed  price of $0.50
                                    per   share   on  the   execution   of  this
                                    Agreement;

                           (B) 200,000 shares upon the completion of the first phase of a work program on the Property, subject to production of an acceptable engineering or geological report detailing the work done on the Property and recommending further work on the Property;

                           (C) 200,000 shares upon the completion of the second phase of a work program on the Property, subject to production of an acceptable engineering or geological report detailing the work done on the Property and recommending further work on the Property; and

                           (D) 500,000 shares upon the completion of the third phase of a work program on the Property, subject to the production of an acceptable engineering or geological report detailing the work done on the Property and recommending further work on the Property.

                  (iii) incurring Exploration Expenditures of $100,000 on the Property as follows:

                           (A)      $10,000 on or before September 1, 2001;

                           (B)      a further $40,000 on or before June 1, 2002;
                                    and

                           (C) a further $50,000 on or before December 31, 2002.

                  In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the expenditures specified. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the expenditures to be made in succeeding periods.


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         (c)      If and when the Option has been  exercised,  a 100%  undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, except for the obligations of the Optionee to pay the Optionor the Royalty, if any, and to give the Optionor a right of first refusal on any mineral claim comprising a part of the Property which the Optionee wishes to abandon.

         (d) In the event that the Optionee does not fully exercise the Option by fulfilling the terms set out in subparagraph (b) by the 20th anniversary of this Agreement the Option and this Agreement shall terminate.

RIGHT OF ENTRY

5. Throughout the Option Period, the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

         (a)      enter thereon;

         (b)      have exclusive and quiet possession thereof;

         (c) do such prospecting, exploration, development and other mining work as the Optionee in its sole discretion may determine advisable;

         (d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

         (e) remove and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

TRANSFER OF PROPERTY

6.       (a)      Concurrently  with  the  execution  of  this  Agreement,   the
                  Optionor shall deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall be acquired by the Optionee upon exercise of the Option.

         (b) The Optionee shall be entitled to record all transfers contemplated at its own cost with the appropriate government office to effect legal transfer of such interest in the Property into the name of the Optionee, provided that the Optionee shall hold such interest in the Property subject to the terms of this Agreement, it being understood that the transfer of such legal title to the Optionee prior to the exercise of the Option is for administrative convenience only.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7.                During the Option Period, the Optionee shall:

         (a) maintain in good standing those mineral claims comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;


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

         (b) permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property;

         (c) permit the Optionor, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

         (d) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

         (e) indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition.

TERMINATION OF OPTION

8.       (a)      The  Optionee  may  terminate  the  Option  by  notice  to the
                  Optionor.

         (b) If the Option is terminated by the Optionee or the Optionor, the Optionee shall:

                  (i) leave in good standing for a period of at least three months from the termination of the Option Period those mineral claims comprised in the Property;

                  (ii) deliver to the Optionor a Bill of Sale or other proper form of transfer documents, in recordable form whereby the right, title and interest in and to the Property has been transferred to the Optionor or its nominee or nominees, free and clear of all liens or charges arising from the Optionee's activities on the Property; and

                  (iii) deliver at no cost to the Optionor within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession  of  the  Optionee  with  respect  to  the
                           Property  and  not   theretofore   furnished  to  the
                           Optionor.

         (c) Notwithstanding the termination of the Option, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

ROYALTY

9.       (a)      Upon the Commencement of Commercial  Production,  the Optionee
                  shall pay to the Optionor the Royalty, being equal to 3% of net Smelter Returns on the terms and conditions as set out in this section and in Schedule "B".


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         (b)      Instalments of the Royalty  payable under  paragraph (a) shall be paid by the Optionee as follows:

                  (i) within 45 days after the end of each of the Optionee's first three fiscal quarters in each fiscal year and within 60 days of the end of the Optionee's last fiscal quarter in each fiscal year, the Optionee shall pay to the Optionor an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

                  (ii) within 120 days after the end of the Optionee's fiscal year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

         (c) After Commencement of Commercial Production, the Optionee shall, within 45 days after the end of each fiscal quarter, furnish to the Optionor quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the fiscal quarter last completed.

         (d) Forthwith after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property shall be audited by the auditors of the Optionee, at its expense, and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed. The Optionor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

         (e) If the audited financial statements furnished pursuant to paragraph (d) disclose any overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be debited against future instalments of Royalty payable hereunder.

         (f) If the audited financial statements furnished pursuant to paragraph (d) disclose any underpayment of Royalty by the Optionee during the year, the amount thereof shall be paid to the Optionor forthwith after determination thereof.

         (g) The Optionor agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor shall have the right at its own expense to have such accounts audited by independent auditors once each fiscal year.

         (h) Upon the Optionor receiving a total of $1,000,000 from payments of Royalty, the Royalty shall terminate. The Optionee shall always have the right to prepay such amount before it is actually due.


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POWER TO CHARGE PROPERTY

10. At any time after the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the rights of the Optionor hereunder as if the mortgagee or any such person had executed this Agreement.

TRANSFERS

11.      (a)      The Optionee may at any time either  during the Option  Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement related to this Agreement and to the Property, containing:

                  (i) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such transferee; and

                  (ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

         (b) No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalty or other fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

         (c) If the Optionor should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Optionor to purchase all or a part of its interest in the Property, which offer the Optionor desires to accept, or if the Optionor intends to sell all or a part of its interest in the Property:

                  (i) The Optionor shall first offer (the "Offer") such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionor, as the case may be.

                  (ii) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Optionor, disclose the person or persons to whom the Optionor intends to offer its interest and, if the offer received by the Optionor from the Proposed Purchaser provides for any consideration payable to the Optionor otherwise than in cash, the Offer shall include the Optionor's good faith estimate of the cash equivalent of the non-cash consideration.


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                  (iii)    If within a period of 60 days of the  receipt  of the
                           Offer the Optionee notifies the Optionor in writing that it will accept the Offer, the Optionor shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionor's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Optionee disagrees with the Optionor's best estimate, the Optionee shall so notify the Optionor at the time of acceptance and the Optionee shall, in such notice, specify what it considers, in good faith, the fair
                           cash   equivalent  to  be  and  the  resulting  total
                           purchase price. If the Optionee so notifies the Optionor, the acceptance by the Optionee shall be effective  and  binding  upon  the  Optionor  and the
                           Optionee,   and  the  cash  equivalent  of  any  such
                           non-cash consideration shall be determined by binding arbitration and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Optionee shall in such case pay to the Optionor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionor
                           being  sold,   the  total  purchase  price  which  is
                           specified in its notice to the Optionor and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

                  (iv) If the Optionee fails to notify the Optionor before the expiration of the time limited therefore that it will purchase the interest offered, the Optionor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

                  (v) Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

SURRENDER AND ACQUISITION OF PROPERTY
INTEREST PRIOR TO TERMINATION OF AGREEMENT

12. The Optionee may at any time elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionor of such intention. For a period of 30 days after giving such notice, the Optionor may elect to have any or all of the mineral claims in respect of which such notice has been given transferred to it by delivery of a request therefore to the Optionee, whereupon the Optionee shall deliver to the Optionor a Bill of Sale or other appropriate transfer documents in registrable form transferring such mineral claims to the Optionor. Any claims so transferred shall be in good standing under the laws of the jurisdiction in which they are situate for at least three months from the de of transfer. If the Optionor fails to make request for the transfer of any mineral claims as aforesaid within such 30 day period, the Optionee may then abandon such mineral claims without further notice to the Optionor. Upon any such transfer or abandonment, the mineral claims so transferred or abandoned shall for all purposes of this Agreement cease to form part of the Property.

FORCE MAJEURE

13.      (a)      If the Optionee is at any time either during the Option Period or thereafter prevent or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

         (b) The Optionee shall give prompt notice to the Optionor of each event of force majeure under paragraph (a) and upon cessation of such event shall furnish to the Optionor with notice t that effect together with particulars of the number of days by which the Obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

         (c) After the Commencement of Commercial Production, the Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitable sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

CONFIDENTIAL INFORMATION

14. No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws.

ARBITRATION

15.      (a)      The  parties  agree that all  questions  or matters in dispute with respect to the accounting of monies hereunder or in any respect to any other dispute which the parties agree shall be settled by arbitration, shall be submitted to arbitration pursuant to the terms hereof.

         (b) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the mater in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

         (c) The party desiring arbitration shall appoint one arbitrator and shall notify the other party of such appointment and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator and the two arbitrators so named, before proceeding to act, shall within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for.

         If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing and delivery one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

         (d) The parties agree that the award of a majority of the arbitrators or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT AND TERMINATION

16.      (a)      If at any time during the Option Period the Optionee  fails to
                  perform  any  obligation   required  to  be  performed  by  it
                  hereunder or is in breach of a warranty given by it hereunder,
                  which  failure  or  breach  materially   interferes  with  the
                  implementation of this Agreement, the Optionor may terminate this Agreement, but only if:

                  (i) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed or the warranty breached; and

                  (ii) the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

                  Should the Optionee fail to comply with the provision of subparagraph (ii), the Optionor may thereafter terminate this Agreement.

         (b) The Optionee may permanently discontinue mining operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law and otherwise dispose of the Property as it thinks fit. Any purchaser of the Property after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionor. The accounts of the Optionee relating to its mining operations on the Property shall be audited by the auditors of the Optionee as soon as practicable after the sale or disposition of all mining plant, equipment and the Property and completion of reclamation. Final settlement of any Royalty payable to the Optionor shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionor hereunder shall terminate.

NOTICES

17.      (a)      Each  notice,  demand  or  other  communication   required  or
                  permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

         (b) Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

18.      (a)      This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

         (b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.

         (c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

         (d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

         (e)      This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of British Columbia and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

         (f)      Time shall be of the essence in this Agreement.

         (g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The CORPORATE SEAL of                                   )
Cascadia Capital Corporation                            )
was hereunto affixed in the                             )
presence of:                                            )        c/s
                                                        )
/s/ Keith Ebert                                         )
-----------------------------------------------------
Keith Ebert, President, C.F.O. and Director             )


SIGNED, SEALED AND DELIVERED                            )
by Gerry Diakow in the presence of:                     )
                                                        )
/s/ Gerald R. Tuskey                                    )        /s/Gerry Diakow
-----------------------------------------------------            ---------------
Witness - Gerald R. Tuskey                              )        Gerry Diakow
                                                        )
1000 - 409 Granville Street                             )
-----------------------------------------------------
Address                                                 )
                                                        )
Vancouver, B.C.  V6C 1T2                                )
--------------------------------------------

                                  SCHEDULE "A"
                   To Option Agreement dated October 21, 2000

CLAIM NAME                           RECORD NUMBER                ANNIVERSARY DATE             YEAR OF EXPIRY
----------                           -------------                ----------------             --------------
Vowel #7                             364416                       Nov. 15                      2001
Vowel #8                             364417                       Nov. 15                      2001
Vowel #9                             364418                       Nov 15                       2001
Vowel #10                            364419                       Nov. 15                      2001
Vowel #11                            364420                       Nov. 15                      2001
Vowel #12                            364421                       Nov. 15                      2001
Vowel #13                            364422                       Nov. 15                      2001
Vowel #14                            364423                       Nov. 15                      2001
PT #1                                364396                       Nov. 15                      2001
PT #2                                364397                       Nov. 15                      2001
PT #3                                364398                       Nov. 15                      2001
PT #4                                364399                       Nov. 15                      2001
PT #5                                364400                       Nov. 15                      2001
PT #6                                364401                       Nov. 15                      2001
PT #7                                364402                       Nov. 15                      2001
PT#8                                 364403                       Nov. 15                      2001
PT#19                                364442                       Nov. 15                      2001
PT#20                                364443                       Nov. 15                      2001
Birch #1                             364414                       Nov. 15                      2001

Liard Mining Division, British Columbia

                                  SCHEDULE "B"
                   To Option Agreement dated October 21, 2000

                               NET SMELTER RETURNS

1. For the purposes of this Agreement "Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the purchaser in computing payment:

         (a)      in the case of the sale of bullion, refining charges only;

         (b) in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation of such concentrates from the Property to any smelter or other purchaser; and

         (c) in the case of ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation from the mill to any smelter or other purchaser for concentrates.

2. The Optionee shall have the right to commingle with ore from the Property, ore produced from other properties owned or controlled by the Optionee, provided the Optionee shall adopt and employ reasonable practices and procedures for weighing, sampling and assaying in order to determine the amounts of products derived from, or attributable to, ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and assaying with respect to any ore mined and produced from the Property. The Optionor or its authorized agent shall be permitted the right to examine at all reasonable times such records pertaining to commingling of ores or to the calculations of Net Smelter Returns.

3. Commencing on the fifth anniversary of this Agreement and every year thereafter until Commencement of Commercial Production from the Property, the Optionee shall pay the Optionor an advance on Net Smelter Returns of $100,000. Any advances on Net Smelter Returns paid under this paragraph shall be accumulated and be deductible from any Net Smelter Returns to the Optionor to the extent such Net Smelter Returns payments exceed $100,000 for any calendar year.

4. If, after Commencement of Commercial Production from the Property, Net Smelter Returns payable to the Optionor for any calendar year are less than $100,000, the Optionee shall pay to the Optionor on or before June 1 of the following year the difference between the $100,000 and the amount of Net Smelter Returns payable for the said calendar year.